SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): April 24, 2013

AMERICAN MINERAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53157	98-0546544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

111 Airport Rd., Warwick, Rhode Island	02889
(Address of principal executive offices)	(Zip code)

(401) 648-0805
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS;

On April 23, 2013, American Mineral Group, Inc. (the “Company”) received approval from the Financial Industry Regulatory Authority (FINRA) for its reverse split.

The Company’s Board of Directors had previously approved a reverse split of the Company’s issued and outstanding common shares on a basis of 1 new share for 125 old shares (the “Reverse Split”).  The Reverse Split was approved by a Majority Written Consent of Shareholders.

Upon effect of the Reverse Split, the Company’s issued and outstanding shares of common stock decreased from 1,891,903,870 to approximately (due to rounding) 15,135,230.  FINRA declared the Reverse Split effective as of April 24, 2013.

Simultaneous with the Reverse Split, the previously announced name change (see the 8K of March 27, 2013) from Sungro Minerals, Inc. to American Mineral Group, Inc. was effective.  The Company will apply for a new ticker symbol to be effective upon approval by FINRA.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not Applicable

(b)

Not Applicable

(c)

Not Applicable

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mineral Group, Inc.

Date: April 30, 2013	By:	/s/ Erwin Vahlsing, Jr.
	Name:	Erwin Vahlsing, Jr.
	Its:	Chief Financial Officer